EXHIBIT 4.4

OMNIBUS AMENDMENT

TO

SWAP AGREEMENTS

This OMNIBUS AMENDMENT, dated as of April 10, 2006 (this “Amendment”), is entered into among: GE Capital Credit Card Master Note Trust, a Delaware statutory trust (the “Trust”) and SWISS RE FINANCIAL PRODUCTS CORPORATION (the “Counterparty”).

BACKGROUND

1.             The Trust and the Counterparty are parties to swap agreements identified on Exhibit A hereto (collectively, the “Swap Agreements”).

2.             The Trust and the Counterparty desire to amend the Swap Agreements as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and (b) capitalized terms not so defined shall have the meanings set forth in the Swap Agreements.

SECTION 2. AMENDMENTS TO SWAP AGREEMENTS. Each confirmation included in the Swap Agreements shall be amended by deleting the definition of “Business Day” and substituting therefore:

“Business Day:    New York and Connecticut”.

SECTION 3. EFFECTIVENESS. The amendments set forth in Section 2 above shall become effective as of the date first written above; provided that (i) each of the Trust and the Counterparty shall have executed a counterpart of this Amendment, and (ii) the Rating Agency Condition shall have been satisfied with respect to the Swap Agreements relating to the Series 2004-2 (Class A) Notes, Series 2004-2 (Class B) Notes, and the Series 2004-2 (Class C) Notes.

SECTION 4. BINDING EFFECT; RATIFICATION. (a)   On and after the execution and delivery hereof, (i) this Amendment shall be a part of each Swap Agreement amended hereby and (ii) each reference in each such amended Swap Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any related Indenture Supplement, shall mean and be a reference to such Swap Agreement as amended hereby.

(b)           Except as expressly amended hereby, the Swap Agreements shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

SECTION 5. MISCELLANEOUS. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

* * * * *

2

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

By: The Bank of New York (Delaware), not in its individual capacity, but as Trustee on behalf of the Issuer

By:	/s/ Kristine K. Gullo

Name: Kristine K. Gullo

Title: Vice President

Omnibus Amendment to Swap
Agreements, Swiss Re

S-1

SWISS RE FINANCIAL PRODUCTS CORPORATION

By:	/s/ Linda Singer

Name: Linda Singer

Title: Vice President

S-2

EXHIBIT A

Series 2004-VFN5 (Class A) ISDA 2002 Master Agreement (“Master Agreement”) dated as of December 29, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; the related Schedule to the Master Agreement dated as of December 29, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; and the Confirmation dated December 29, 2004, Transaction Reference #499401, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust, relating to Series 2004-VFN5 (Class A);

Series 2004-VFN5 (Class B) ISDA 2002 Master Agreement (“Master Agreement”) dated as of December 29, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; the related Schedule to the Master Agreement dated as of December 29, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; and the Confirmation dated December 29, 2004, Transaction Reference #499420, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust, relating to Series 2004-VFN5 (Class B);

Series 2004-2 (Class A) ISDA 2002 Master Agreement (“Master Agreement”) dated as of September 22, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; the related Schedule to the Master Agreement dated as of September 22, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; and the Confirmation dated September 22, 2004,Transaction Reference #430086, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust, relating to Series 2004-2 (Class A);

Series 2004-2 (Class B) ISDA 2002 Master Agreement (“Master Agreement”) dated as of September 22, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; the related Schedule to the Master Agreement dated as of September 22, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; and the Confirmation dated September 22, 2004,Transaction Reference #430091, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust, relating to Series 2004-2 (Class B);

Series 2004-2 (Class C) ISDA 2002 Master Agreement (“Master Agreement”) dated as of September 22, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; the related Schedule to the Master Agreement dated as of September 22, 2004, between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust; and the Confirmation dated September 22, 2004,Transaction Reference #430095,

A-1

between Swiss Re Financial Products Corporation and GE Capital Credit Card Master Note Trust, relating to Series 2004-2 (Class C).

A-2